EXHIBIT 99.1

Contact: Joseph F. Abely,
Chief Executive Officer
(781) 251-4119
\FOR IMMEDIATE RELEASE\

John Swanson
Swanson Communications, Inc.
(516) 671-8582

LOJACK ANNOUNCES ADDITIONAL STOCK REPURCHASE AUTHORIZATION

WESTWOOD, MA Feb. 28, 2006 - LoJack Corporation (NASDAQ: LOJN) today announced that its Board of Directors has authorized the repurchase of up to 2,000,000 shares of the company's common stock over the next two years.

Stock repurchases under this new program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The program replaces, and is not additive to, the current repurchase program. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. The stock repurchase program may be extended, limited or terminated at any time without prior notice.

Joseph F. Abely, Chief Executive Officer, said, "This stock repurchase authorization is designed to enhance shareholder value. The Board's action is a reflection of LoJack's strong cash flow, which the Board believes is sufficient to support the company's previously disclosed growth strategies in addition to share repurchases under this program. Since September 30, 2005 LoJack has repurchased a total of 128,968 shares under its previous repurchase authorizations at an approximate cost of $3,529,000."

As of December 31, 2005, there were 18,928,945 common shares outstanding.

About LoJack Corporation

LoJack Corporation, the premier worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, is the undisputed leader in global stolen vehicle recovery. Its Stolen Vehicle Recovery System delivers a better than 90% success rate and has helped recover more than $3 billion in global assets. The system is uniquely integrated into law enforcement agencies in the United States that use LoJack's in-vehicle tracking equipment to recover stolen assets, including cars, trucks, commercial vehicles, construction equipment and motorcycles. Today LoJack operates in 24 states and the District of Columbia, representing areas of the country with the greatest population density, and highest number of new vehicle sales and incidence of vehicle theft. In addition, LoJack technology is utilized by law enforcement and security organizations in more than 25 countries throughout Europe, Africa, Latin America and Asia.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the stock repurchase program, the Company's cash flow, and the Company's growth strategies. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the extent of the company’s use of third party installers and distributors; capacity and supply constraints or difficulties; the company’s ability to successfully expand its operations and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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